                EXHIBIT 3.2
Amended and Restated Bylaws
of

Visa Inc.

Article I
Corporate Offices
Section 1.1    Registered Office. The registered office of Visa Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
The name of the registered agent of the Corporation at such location is The Corporation Trust Company.
Section 1.2    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
Article II
Meetings of the Stockholders
Section 2.1    Location of Meetings. Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, designated by the Board, including solely by means of remote communications. In the absence of any such designation, stockholders’ meetings shall be held at the corporate headquarters of the Corporation.
Section 2.2    Notice of Stockholders’ Meetings.
(a)    Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given, which notice shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting.
(b)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given pursuant to and in accordance with Section 232 of the DGCL.

Section 2.3    Annual Meetings.
(a)    Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors and shall transact only such other business as shall have been properly brought before the meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any amendment or supplement thereto) given by or at the direction of the Board; (ii) otherwise brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by any stockholder of record of the Corporation, who is entitled to vote at the meeting, and complies with this Section 2.3, Section 2.5 and Section 2.6.
(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.3, the stockholder must have given timely notice of such nominations or other business in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. In no event shall (i) the fact that the Board has specified the consideration of nominees for directors in its notice of meeting be sufficient to give notice of any nomination or comply with the notice requirements of these Bylaws relating to stockholder notice with respect to any stockholder nominee, unless such nominee is specifically named in the notice of meeting circulated by the Corporation and, if applicable, the requirements of Section 2.17 have been met; or (ii) an adjournment, rescheduling, recess or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder notice. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(c)    For purposes of this Section 2.3, Section 2.4, Section 2.5 and Section 2.17, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by posting on the Corporation’s website, or by other means designed to result in broad public distribution of information.
(d)    Notwithstanding anything to the contrary set forth herein, any stockholder seeking to bring any nomination for election as a director or other business before any annual meeting must comply with the requirements of Section 2.5 and Section 2.6, whether or not such stockholder intends to request inclusion of such proposal in any proxy materials to be distributed by the Corporation.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Section 2.4    Special Meetings of Stockholders.
(a)    Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time only by or at the direction of the Board, the Chairperson of the Board or the Chief Executive Officer of the Corporation or in accordance with Section 2.4(b). The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board, the Chairperson of the Board or the Chief Executive Officer. Unless otherwise required by law, notice of a special meeting stating the place, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder entitled to vote at such meeting.
(b)    A special meeting of stockholders shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) of one or more stockholders of record (or their duly authorized agents) who, at the time such request is delivered, Own (as defined in Section 2.17(c)(i)-(ii) of these Bylaws), or are acting on behalf of persons who Own, and, in each case, who have Owned continuously for at least one year not less than 15% of the voting power of all outstanding shares of Class A Common Stock of the Corporation (the “Requisite Percentage”) (measured as of the Requisite Percentage Solicitation Record Date as defined in Section 2.4(b)(iv) of these Bylaws, if applicable), and who have complied in full with these Bylaws.
(i)A Special Meeting Request must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by one or more stockholders of record (or their duly authorized agents). A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (or their duly authorized agents) (each, a “Requesting Stockholder”), and the Requesting Stockholders (A) at the time the Special Meeting Request is delivered, Own or are acting on behalf of persons who Own and, in each case, who have Owned continuously for at least one year, the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable); (B) shall not revoke such Special Meeting Request; and (C) shall continue to Own not less than the Requisite Percentage through the date of the special meeting; provided that, notwithstanding the foregoing, one or more Special Meeting Requests that have been obtained by an Initiating Stockholder (as defined below) pursuant to a Requisite Percentage Solicitation under Section 2.4(b)(iv) of these Bylaws only need to evidence that the stockholders of record or the beneficial owners on whose behalf the Special Meeting Request is delivered Owned the relevant Class A Common Stock as of the appropriate Requisite Percentage Solicitation Record Date and continuously for at least one year prior to such date. The Special Meeting Request must include (AA) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (BB) as to any matter (including a director nomination) proposed to be presented at the special meeting and as to each Requesting Stockholder, the information that would be required in or with a stockholder’s notice of a nomination or other business pursuant to Section 2.5(b) of these Bylaws, including in the case of a nomination the representations and agreements required by Section 2.17(h) of these Bylaws, and the information described in Section 2.6 of these Bylaws; (CC) a

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

representation that a Requesting Stockholder or a qualified representative (as defined in Section 2.17(m) of these Bylaws) thereof intends to appear at the special meeting to present the nomination(s) or business to be brought before the special meeting; (DD) an agreement by the Requesting Stockholders to notify the Corporation promptly of any disposition prior to the record date for the special meeting of shares of Class A Common Stock of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request with respect to such disposed shares; and (EE) documentary evidence that, at the time the Special Meeting Request is delivered to the Secretary of the Corporation, the Requesting Stockholders Own the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable) and have Owned the Requisite Percentage continuously for at least year as of such date; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, such evidence must be delivered to the Secretary of the Corporation within ten (10) days after delivery of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage at the time such Special Meeting Request is delivered to the Secretary of the Corporation (measured as of the Requisite Percentage Solicitation Record Date, if applicable) and have Owned the Requisite Percentage continuously for at least year as of such date. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that it is true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation.
(ii)A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.4(b) or applicable law; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board); (C) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the removal of directors or the appointment of directors to fill any resulting vacancies); or (F) a Similar Item is included in the Corporation’s notice of meeting for an annual or special meeting of stockholders that has been called but not yet

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request.
(iii)Special meetings of stockholders called pursuant to this Section 2.4(b) shall be held at such place, if any, on such date, and at such time as the Board shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the Corporation of a valid Special Meeting Request. If, at any point after sixty (60) days following the date the first Special Meeting Request is delivered to the Corporation, unrevoked requests represent in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.
(iv)Notwithstanding any other provision of these Bylaws, any stockholder (an “Initiating Stockholder”) seeking to engage in a solicitation (as such term is defined under Exchange Act Regulation 14A, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to attain the Requisite Percentage (a “Requisite Percentage Solicitation”) shall first deliver to the Secretary of the Corporation at the principal executive offices of the Corporation a request that the Board of Directors fix a record date to determine the stockholders entitled to deliver a Special Meeting Request (the “Requisite Percentage Solicitation Record Date”). Such request shall (A) contain a representation that the Initiating Stockholder plans to engage in a Requisite Percentage Solicitation to attain the Requisite Percentage; (B) describe the matters proposed to be conducted at the special meeting; and (C) contain, with respect to the Initiating Stockholder and each person that is part of a group (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder) with the Initiating Stockholder, the information that would be required in or with a stockholder’s notice of a nomination or other business pursuant to Section 2.5(b) of these Bylaws, including in the case of a nomination the representations and agreements required by Section 2.17(h) of these Bylaws, and the information described in Section 2.6 of these Bylaws, and the information described in this clause (C) shall be updated and supplemented in accordance with the requirements of Section 2.4(b)(i) of these Bylaws. Following delivery of a request for a Requisite Percentage Solicitation Record Date, the Board of Directors may, by the later of (AA) ten (10) days after delivery of such request, and (BB) five (5) days after delivery of all information requested by the Corporation to determine the validity of such request, determine the validity of such request and, if appropriate, adopt a resolution fixing the Requisite Percentage Solicitation Record Date. The Requisite Percentage Solicitation Record Date shall be no more than ten (10) days after the date upon which the resolution fixing the Requisite Percentage Solicitation Record Date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no Requisite Percentage Solicitation Record Date has been fixed by the Board of Directors by the date required by the third sentence of this paragraph, the Requisite Percentage Solicitation Record Date shall be at the close of business on the first date on which a valid request for the Requisite Percentage Solicitation Record Date is delivered to the Secretary of the Corporation. To be valid, any Special Meeting Request that has been the subject of a Requisite Percentage Solicitation must be delivered to the Secretary of the Corporation no earlier than the applicable Requisite Percentage Solicitation Record Date and no later than sixty (60) days after the applicable Requisite Percentage Solicitation Record Date.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

(v)If none of the Requesting Stockholders appear or send a qualified representative (as defined in Section 2.17(m) of these Bylaws) to present the business specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(vi)Business transacted at any special meeting called pursuant to this Section 2.4(b) shall be limited to the purpose(s) stated in a valid Special Meeting Request and any additional matters that the Board determines to include in the Corporation’s notice of the special meeting.
(c)    Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or by stockholders pursuant to Section 2.4(b) or (ii) provided that the Board has specified in the notice of meeting that directors shall be elected at such meeting, by any stockholder of the Corporation who provides a timely stockholder notice in accordance with Section 2.5 to the Secretary of the Corporation that complies with the notice procedures set forth in Section 2.5 and Section 2.6. In no event shall (i) the fact that the Board has specified the consideration of nominees for directors in its notice of meeting be sufficient to give notice of any nomination or comply with the notice requirements of these Bylaws relating to stockholder notice with respect to any stockholder nominee, unless such nominee is specifically named in the notice of meeting circulated by the Corporation, or (ii) an adjournment, rescheduling, recess or postponement of a special meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder notice as described in Section 2.5 and Section 2.6. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.
(d)    Notwithstanding anything to the contrary set forth herein, any stockholder seeking to bring any nomination for election as a director or other business before any special meeting must comply with the requirements of Section 2.5 and Section 2.6, whether or not such stockholder intends to request inclusion of such proposal in any proxy materials to be distributed by the Corporation.
Section 2.5    Stockholder Notice Requirements.
(a)    At any annual or special meeting of the stockholders, (i) nominations for the election of directors and (ii) business to be brought before any such stockholders’ meeting may only be made or proposed (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in these Bylaws of the Corporation (the “Bylaws”).
(b)    Any stockholder may nominate one or more persons for election as directors at a stockholders’ meeting or propose business to be brought before a stockholders’ meeting, or both, pursuant to Section 2.5(a) of these Bylaws, only if the stockholder has given timely notice

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the stockholders’ meeting; provided, however, that if less than one hundred (100) days’ notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:
(i)    a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;
(ii)    the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;
(iii)    the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;
(iv)    with respect to any nomination, (A) a description of all arrangements and understandings (whether or not in writing) between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (B) the name, age, business address and residence address of such nominee, (C) the class, series and number of shares of capital stock of the Corporation owned beneficially and of record by such nominee and (D) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected;
(v)    a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, distribution, stock purchase or other extraordinary transaction involving the Corporation or any of its subsidiaries or the assets or securities of the Corporation or any of its subsidiaries;
(vi)    a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any solicitation of proxies or consents from stockholders, any stockholder proposal, the election, removal or appointment of directors or executive officers of the Corporation or any of its subsidiaries or the policies, affairs or strategy of the Corporation or any of its subsidiaries; and
(vii)    such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitations of proxies, or is

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.
(c)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any stockholders’ meeting and no stockholder may nominate any person for election at any stockholders’ meeting except in accordance with the procedures set forth in this Section 2.5. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought before the meeting or made shall not be transacted or considered.
(d)    The provisions set forth in this Section 2.5 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation, unless the surviving corporation’s Certificate of Incorporation or Bylaws contains a provision to the same effect as this Section 2.5, except by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, subject to the provisions of any series of preferred stock that may at the time be outstanding.
(e)    The provisions of this Section 2.5 shall not be applicable to the nomination or election of any Regional Director (as defined in the Certificate of Incorporation) the nomination and election of which shall be determined as provided in Article V of the Certificate of Incorporation.
Section 2.6    Information Regarding Derivative Positions and Other Interests; Questionnaires; Representations and Updates/Supplements.
(a)Any stockholder nominating one or more persons for election as directors or proposing business to be brought before a stockholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made, must upon the Corporation’s request provide in writing to the Secretary the following information: (i) with respect to such stockholder and beneficial owner, if any: any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation; any short interest in any security of the Corporation (for purposes of this Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, may be entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s, if any, immediate family sharing the same household; and (ii) all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines).
(b)Any stockholder nominating one or more persons for election as directors or proposing business to be brought before a stockholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made shall also provide the Corporation with a representation whether the stockholder or beneficial owner, if any, will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least sixty-seven percent (67%) of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination, or holders of at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed in the case of other business.
(c)If the Corporation so requests, a stockholder nominating one or more persons for election as directors or proposing business to be brought before a stockholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made shall update and supplement the information in the notice required to be provided pursuant to Section 2.3, Section 2.5 and Section 2.6(a) from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof).
(d)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any stockholders’ meeting and no stockholder may nominate any person for election at any stockholders’ meeting except in accordance with the procedures set forth in these Bylaws, including Section 2.7, and Section 2.3, Section 2.4, Section 2.5, Section 2.6 and Section 2.17, as applicable.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Section 2.7    Compliance with Exchange Act. Notwithstanding anything in these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.3, Section 2.4, Section 2.5, Section 2.6 and Section 2.17. Nothing in this Section 2.7 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation, in a resolution for the issuance of shares of preferred stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware or by other applicable law.

Section 2.8    Quorum, Adjournment. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairperson of the meeting or the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time in accordance with the DGCL. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notwithstanding the foregoing, where a separate vote by a class or series is required, holders of a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
Section 2.9    Voting Procedures and Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in accordance with the provisions of Section 212 of the DGCL. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation on the record date set by the Board as provided in Section 2.11 hereof.
Section 2.10    Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation applicable to the Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter. Notwithstanding the foregoing, where a separate vote by class or series is required and a quorum is present, the affirmative vote of the holders of a majority of the voting power of the stock of such class or series entitled to vote shall be the act of such class or series, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation applicable to the

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter.
Section 2.11    Record Date. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; (b) entitled to receive payment of any dividend or other distribution or allotment of any rights; or (c) entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting; and (ii) in the case of clause (b) and (c) above, shall not be more than sixty (60) calendar days prior to such action. If for any reason the Board shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.
Section 2.12    Stockholder Action by Consent. Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent by such holders.
Section 2.13    List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) calendar day before each meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) calendar days ending on the day before the meeting date in the manner provided by law (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during regular business hours at the Corporation’s principal place of business. The list must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or in proxy at any meeting of stockholders.
Section 2.14    Chairperson of the Meeting. Unless otherwise determined by the Board, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence: (a) the Chairperson of the Board; (b) the Chief Executive Officer; (c) the Lead Director (if any); (d) the President; or (e) any member of the Board or officer of the Corporation present at such meeting designated to act as chairperson of such meeting and preside thereat by the Chief Executive Officer (or if no such designation has been made, by the members of the Board present at such meeting).
Section 2.15    Secretary of the Meeting. Unless otherwise determined by the Board, at each meeting of the stockholders, the Secretary of the Corporation or the Secretary’s designee shall act as secretary of the meeting and keep the minutes thereof. In the absence of the

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Secretary or an Assistant Secretary, the chairperson of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.
Section 2.16    Inspectors of Elections.
(a)    Preceding any meeting of the stockholders, the Corporation shall appoint one or more persons to act as inspectors at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Inspectors need not be stockholders. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
(b)    In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.
(c)    In determining the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2) of the DGCL, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of the certification referred to in paragraph (b) of this Section 2.16, shall specify the precise information considered, including the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector’s belief that such information is accurate and reliable.
(d)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or

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prescribed by the chairperson of the meeting, may include, without limitation, the following (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. The chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business (including any proposed nomination for election as director) was not properly brought before the meeting or made in accordance with the procedures prescribed by these Bylaws, and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
Section 2.17    Proxy Access for Director Nominations.
(a)    Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders, the Corporation will include in its proxy statement and on its form of proxy, in addition to the persons nominated for election by the Board or any committee thereof, the name of an eligible nominee for election to the Board submitted pursuant to this Section 2.17 (a “Stockholder Nominee”) by an Eligible Stockholder (as defined below), and will include in its proxy statement the Required Information (as defined below), if (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.17; (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.17 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below); (iii) the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.17; and (iv) the additional requirements of these Bylaws, including for the avoidance of doubt, Section 2.6, are met. Any nomination made in accordance with this Section 2.17 that results in a Stockholder Nominee being included in the Corporation’s proxy materials in accordance with the terms of this Section 2.17 shall be deemed made in accordance with Section 2.3(a), Section 2.3(d) and Section 2.5(a) of these Bylaws.
(b)    To qualify as an “Eligible Stockholder,” a stockholder or an eligible group as described in this Section 2.17(b) must (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares of Common Stock of the Corporation entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and (ii) thereafter continue to Own the Required Shares through such annual meeting of stockholders. For purposes of satisfying the percentage (but not the holding period) ownership requirements of this Section 2.17(b), a group of no more than twenty (20) stockholders and/or beneficial owners may aggregate the number of shares of Common Stock of the Corporation that are entitled to vote in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a group qualify as more than one Eligible Stockholder under this Section 2.17, and, for the avoidance of doubt, no shares may be attributed to more than one

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group constituting an Eligible Stockholder. A group of any two or more (A) funds that are under common management and investment control; or (B) a group of two or more collective investment funds that are under common management and investment control or otherwise within the same fund family and funded by a single employer shall be treated as one stockholder or beneficial owner for purposes of assessing whether more than twenty (20) stockholders and/or beneficial owners have sought to qualify as a group. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.17 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 2.17(b) and except as otherwise provided in this Section 2.17. The term “affiliate” or “affiliates,” as used in Section 2.5(b) and this Section 2.17, shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.
(c)    For purposes of this Section 2.17:
(i)    A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Common Stock of the Corporation entitled to vote in the election of directors as to which such person possesses both (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell; or (3) subject to any Derivative Instrument entered into by such person or any of its affiliates, whether any such Derivative Instrument is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock of the Corporation entitled to vote in the election directors, in any such case which Derivative Instrument has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.
(ii)    A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.
(iii)    A stockholder’s or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that (A) the person both has the power to recall such loaned shares on three business days’ notice and recalls the loaned shares within three business days of being

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notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting; and (B) the person holds the recalled shares through the annual meeting.
(d)    For purposes of this Section 2.17, the “Required Information” that the Corporation will include in its proxy statement is:
(i)    the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and
(ii)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed five hundred (500) words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.17 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(e)    The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.5(b) and Section 2.6 above (and for such purposes, references in Section 2.5(b) and Section 2.6 to the “beneficial owner” on whose behalf the nomination is made, shall be deemed to refer to “Eligible Stockholder”), and in addition such Stockholder Notice shall include:
(i)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;
(ii)    a statement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC (A) setting forth and certifying to the number of shares of Common Stock of the Corporation entitled to vote in the election directors the Eligible Stockholder Owns and has Owned (as defined in Section 2.17(c) above) continuously for at least three years as of the date of the Stockholder Notice; (B) agreeing to continue to Own such shares through the annual meeting; and (C) regarding whether it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting,
(iii)    the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the

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Corporation, setting forth the following additional agreements, representations and warranties:
(A)    it will provide (1) the information required under Section 2.5(b) and Section 2.6 above, through and as of the business day immediately preceding the annual meeting; (2) notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, through and as of the business day immediately preceding the annual meeting; and (3) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders;
(B)    it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent; (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.17; (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board; and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and
(C)    it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.17; (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting; (4) file all materials described below in Section 2.17(g)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A; and (5) upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and
(iv)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)    To be timely under this Section 2.17, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation and must be delivered to or mailed and

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received at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure (as defined in Section 2.3(c) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, rescheduling, recess or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(g)    An Eligible Stockholder must:
(i)    within five business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.17;
(ii)    include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying (A) the number of shares of Common Stock of the Corporation entitled to vote in the election of directors that it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice; and (B) that it Owns and has Owned such shares within the meaning of Section 2.17(c);
(iii)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and
(iv)    in the case of any group, within five business days after the date of the Stockholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.17(b).
The information provided pursuant to this Section 2.17(g) shall be deemed part of the Stockholder Notice for purposes of this Section 2.17.

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(h)    Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:
(i)    consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected;
(ii)    is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question or that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law, in each case that has not been disclosed to the Corporation;
(iii)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and
(iv)    if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, these Bylaws and any other Corporation policies and guidelines applicable to directors.
At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires described in Section 2.6(b) and provide to the Corporation such other information as it may reasonably request. The Corporation may also request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 2.17 or is independent under the listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.
(i)     In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.17.
(j)    Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination

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shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i)    the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.17), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.17) was not, when provided, true, correct and complete, or the requirements of this Section 2.17 have otherwise not been met;
(ii)    the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors; (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended; (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(iii)    the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 2.3 and Section 2.5; or
(iv)    the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws or any applicable law, rule, regulation or listing standard.
(k)    The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials pursuant to this Section 2.17, shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.17 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 but who the Board decides to nominate as a Board nominee; (ii) any directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock, by such stockholder or group of stockholders, from the Corporation); and (iii) any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection

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therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.17 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.17), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.
(l)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice); or (ii) does not receive a number of votes cast in favor of such Stockholder Nominee’s election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.17 for the next two annual meetings.
(m)    The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.17 and to make any and all determinations necessary or advisable to apply this Section 2.17 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder; (ii) whether a Stockholder Notice complies with this Section 2.17; (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.17; and (iv) whether any and all requirements of this Section 2.17 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding the foregoing provisions of this Section 2.17, unless otherwise required by law or otherwise determined by the chairperson of the meeting or the Board, if the stockholder (or a qualified representative of the stockholder as defined below) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. For purposes of this Section 2.17(m), a “qualified representative” of a stockholder shall mean a person who is a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission in writing) delivered to the Corporation prior to the making of a nomination at a meeting by such

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stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. This Section 2.17 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot, other than with respect to Rule 14a-19 to the extent applicable with respect to form of proxies).

Article III
Directors
Section 3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 3.2    Number. The number of Directors comprising the full Board shall, subject to applicable provisions of the Certificate of Incorporation, be determined exclusively by the Board from time to time by resolution adopted by the Board.
Section 3.3    Election. Except as hereinafter provided with respect to Contested Elections and except as hereinafter provided for the filling of vacancies and newly created directorships, each nominee shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. At any Contested Election, the directors shall be elected by the vote of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. For purposes of these Bylaws, an election shall be deemed a “Contested Election” if the Secretary of the Corporation has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board, which notice(s) purport to be in compliance with Section 2.5 and, if applicable, Section 2.17 of these Bylaws and less than all such nominations have been withdrawn by the proposing stockholder(s) on or prior to the fourteenth (14th) day preceding the date the Corporation first sent its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the Board determines that any such notice is not in compliance with Section 2.5 and, if applicable, Section 2.17 of these Bylaws.)
Section 3.4    Vacancies. Subject to the Certificate of Incorporation and these Bylaws, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Section 3.5    Committees.
(a)    The Board may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
(b)    In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(c)    Any such committee, to the extent permitted by law and provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power and authority (i) to approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (ii) to adopt, amend or repeal any Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
(d)    Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 3.6    Reliance on Records. A member of the Board, or a member of any committee designated by the Board, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.
Section 3.7    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board or each meeting of a committee of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Section 3.8    Chairperson of the Board. The Board shall select a Chairperson of the Board who shall be subject to the control of the Board and shall preside at meetings of the Board. The Chairperson of the Board shall have and perform such other duties, and exercise such powers, as from time to time may be assigned by the Board or these Bylaws.

Article IV
Meetings of the Board of Directors
Section 4.1    General. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of the Board shall be presided over by the Chairperson of the Board and in such Chairperson’s absence, by the Lead Director, if any, and in the Lead Director’s absence, another director chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of such Secretary or an Assistant Secretary, the chairperson of the meeting may appoint another person to act as secretary of the meeting.
Section 4.2    Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 4.3    Special Meetings. Special meetings of the Board for any purpose or purposes may be called by the Chairperson of the Board or the Chief Executive Officer or the President on twenty-four (24) hours’ notice to each director either personally, by telephone, or by electronic mail or other form of electronic transmission; special meetings shall be called by the Chief Executive Officer or the President or Secretary in like manner and on like notice on the written request of a majority of the Board.
Section 4.4    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board, or of any committee thereof, need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
Section 4.5    Quorum and Voting. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, but shall be no less than one-third (1/3) of the total authorized number of directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise provided by law, or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Section 4.6    Board Action by Written Consent without a Meeting.. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.7    Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee thereof, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 4.8    Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, including an epidemic that has been recognized as an emergency by the federal government (the “Emergency”), as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action, then during such Emergency:
(a)     Notice. A meeting of the Board or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.
(b)     Quorum. The director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.
(c)     Liability. No officer, director or employee acting in accordance with this section shall be liable except for willful misconduct.

Article V
Officers
Section 5.1    Officers. The officers of the Corporation shall include a Chief Executive Officer, a Treasurer and a Secretary, and may include a President, a Chief Operating Officer, a Chief Financial Officer and such other officers appointed from time to time by the Board or the Chief Executive Officer or President in accordance with Section 5.2. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Such officers shall be elected or appointed from time to time as provided in Section 5.2

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

of these Bylaws, to hold office until their respective successors shall have been duly elected and qualified, or until their earlier death, disqualification, resignation or removal.
Section 5.2    Other Officers. The Board may from time to time elect or appoint, or (subject to Section 5.1) empower the Chief Executive Officer or the President to appoint, such officers and agents as may be necessary or desirable for the conduct of the business of the Corporation. In addition to any duties specified in these Bylaws, such officers and agents shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board or the appointing officer in connection with their appointment.
Section 5.3    Removal and Resignation of Officers; Filling Vacancies.
(a)    Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or by the Chief Executive Officer or any superior officer upon whom such power of removal may be conferred by the Board or the Chief Executive Officer.
(b)    Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect on the date of delivery of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 5.4    Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board or, except in the case of an officer chosen by the Board, the Chief Executive Officer or the President of the Corporation.
Section 5.5    Compensation. The compensation of all officers of the Corporation shall be fixed by the Board or any committee established by the Board for such purpose. The compensation of agents of the Corporation shall, unless fixed by the Board, be fixed by the Chief Executive Officer or the Chief Executive Officer’s delegate.
Section 5.6    Security. The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of such officer’s, agent’s or employee’s duties, in such amount and of such character as may be determined from time to time by the Board.
Section 5.7    Chief Executive Officer. The Board shall select a Chief Executive Officer of the Corporation who shall be subject to the supervision of the Board. The Chief Executive Officer shall (a) be primarily responsible for the entire business and affairs of the Corporation and for implementing the policies and directives of the Board; (b) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business; and (c) perform such other duties as from time to time may be assigned by the Board.
Section 5.8    President. The President shall (a) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the Board during the absence or disability of the Chief Executive Officer; (b) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

business; and (c) perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.
Section 5.9    Chief Operating Officer. The Chief Operating Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board or any duly authorized committee thereof, the Chief Operating Officer shall perform such duties and have such powers as are incident to the office of chief operating officer, including without limitation, the duty and power to execute strategies developed by the management of the Corporation on a day-to-day basis, to set forth the Corporation’s objectives and long term goals and to work with the Chief Executive Officer and management to advance the Corporation in its industry.
Section 5.10    Secretary. The Secretary or the Secretary’s designee shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by such Secretary’s signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned from time to time by the Board or the Chief Executive Officer.
Section 5.11    Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or these Bylaws may from time to time prescribe.
Section 5.12    Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board or any duly authorized committee thereof, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial and accounting records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.
Section 5.13    Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board or any duly authorized committee thereof, the Treasurer shall perform such duties and have such powers as are

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.
Section 5.14    Execution of Bonds, Mortgages and other Contracts. The Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, the Secretary or any other officer so authorized by the Board, the Chief Executive Officer or the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Article VI
Certificates of Stock
Section 6.1    Certificates of Stock.
(a)    The shares of capital stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of record of stock in the Corporation that is represented by certificates shall be entitled to have a certificate, signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer, the Treasurer or an Assistant Treasurer, and the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder of record in the Corporation.
(b)    Any of or all the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 6.2    Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of owner or owners of such certificate, setting forth such allegation. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Section 6.3    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertified stock, the Corporation shall send to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on the certificate pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to applicable law and the provisions of the Certificate of Incorporation and these Bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. For so long as required by the rules of any exchange upon which the securities of the Corporation may be listed or traded, the Corporation shall not close, and shall not permit to be closed, the transfer books on which transfers of such securities are recorded.
Section 6.4    Registered Stockholders. To the fullest extent permitted by law, prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owners of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, except as expressly provided by applicable law. Whenever any transfer of shares of capital stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertified shares are requested to be transferred, both the transferor and transferee request the Corporation do so.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Article VII
General Provisions
Section 7.1    Dividends.
(a)    Subject to any applicable provisions of law and the Certificate of Incorporation or any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the Certificate of Incorporation and Section 151 of the DGCL, the Board may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation, and any such dividend may be paid in cash, property or shares of the Corporation’s stock.
(b)    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 7.2    Corporate Books. The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.
Section 7.3    Checks. Except as otherwise provided herein, the Board shall by resolution determine (or authorize officers of the Corporation to determine) which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.
Section 7.4    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.
Section 7.5    Corporate Seal. The Board may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7.6    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or construing any provision herein.
Section 7.7    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
Section 7.8    Defined Terms. Capitalized terms used and not otherwise defined in these Bylaws shall have their respective meanings as defined in the Certificate of Incorporation.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022

Article VIII
Amendments
Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL and subject to the provisions of the Certificate of Incorporation and Section 2.5(d), the Board is expressly authorized to make, adopt, amend, supplement and repeal these Bylaws, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of Incorporation. The stockholders shall also have the power to adopt, amend, supplement or repeal these Bylaws.

Amended and Restated Bylaws of Visa Inc.
Effective August 1, 2022